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                          SURETY CAPITAL CORPORATION

                            SUBSCRIPTION AGREEMENT
                      REGARDING OFFERING OF COMMON STOCK

________________________________________________________________________________

To:      Surety Capital Corporation
         1845 Precinct Line Road, Suite 100
         Hurst, TX  76054

         Attention: C. Jack Bean, President


         The undersigned purchaser understands that Surety Capital Corporation (the "Company") is offering for sale up to 620,000 shares of common stock, $0.01 par value (the "Company Shares").

         1. SUBSCRIPTION FOR THE SHARES. Subject to the terms and conditions of this Subscription Agreement ("Agreement"), the undersigned hereby irrevocably subscribes for _______________ Shares for an aggregate purchase price of $__________________________________(at a purchase price of $________
per Share). The purchase price shall be paid in cash upon execution of this Agreement. Upon payment of the purchase price above, the shares shall be deemed to be fully paid, validly issued and nonassessable shares of common stock.

         2. PROSPECTUS AND ACCOMPANYING INFORMATION. Purchaser acknowledges that purchaser has received the following documents from the Company: (i) the prospectus under which the Company is offering 620,000 shares; (ii) the Company's annual report on Form 10-K for the fiscal year ended December 31, 1994; and (iii) the quarterly report of the Company on Form 10-Q for the quarter ended March 31, l995.

         3. DELIVERY OF SHARES. All shares subscribed for hereunder shall be delivered to the purchaser, registered in the name or names set out below, as soon as practical after the close of the offering. Certificates evidencing such shares shall not contain any restrictive legend.

         4. ENTIRE AGREEMENT. This Agreement constitutes the whole agreement of the parties and supersedes any commitment, agreement, memorandum or understanding previously made by the parties, or any of them, with respect to the subject matter of this Agreement.

Dated____________________________,1995.

By:____________________________________
    Authorized Signature

 ______________________________________
(Print Name)

_______________________________________
(Title)





SUBSCRIPTION AGREEMENT                                                    PAGE 1